HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT 17415 Monterey Street, Ste. 200

Morgan Hill, CA 95037

(408) 776-9456 FAX (408) 776-3979

CONSENT OF THE INDEPENDENT ACCOUNTANT

As the independent accountant for Alaska Freightways, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of the reviewed financial statements dated November 9, 2001 as of September 30, 2001 and for the nine month period then ended.

/s/ Hawkins Accounting

January 21, 2002